Delaware The First State Page 1 I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY HARLEM PARK PARTNERS, INC. IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE EIGHTH DAY OF MARCH, A.D. 2025. AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE. AND I DO HEREBY FURTHER CERTIFY THAT THE SAID HARLEM PARK PARTNERS, INC. WAS INCORPORATED ON THE TWENTY-FIFTH DAY OF MAY, A.D. 2023. AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.